                               VOTING AGREEMENT

ILM II Senior Living, Inc.
28 State Street
Suite 1100
Boston, MA 02109

Dear Sirs:

         The undersigned, Jeffrey L. Beck, has the right to vote 4,458,673 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Capital Senior Living Corporation, a Delaware corporation (the "Company"). All terms used but not defined herein shall have the meanings assigned to such terms in that certain Agreement and Plan of Merger (the "Merger Agreement") of even date hereof, among Capital Senior Living Acquisition, LLC ("Merger Sub"), Capital Senior Living Trust I, ILM II Senior Living, Inc. and the Company.

         The undersigned agrees that he will, at any meeting of the stockholders of the Company, however called prior to termination on or before March 31, 2000 or in connection with any written consent of such stockholders (in lieu of any such meeting) vote (or cause to be voted) the Shares then held of record by the undersigned or which the undersigned has the right to vote in favor of the Merger (and the transactions contemplated thereby) and all other matters in connection therewith submitted to the holders of the Common Stock for adoption and approval.

         The undersigned hereby permits the Company and Merger Sub to publish and disclose in the Form S-4 (including therein the Company Proxy Statement and the CSLC Proxy Statement and all schedules and exhibits filed with the SEC in connection therewith) its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this letter agreement.

         This letter agreement and the covenants hereunder shall attach to and be coupled with an interest in the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                                              Sincerely,

                                              /s/ Jeffrey L. Beck
                                              ----------------------------------
                                              Jeffrey L. Beck

                               VOTING AGREEMENT

ILM II Senior Living, Inc.
28 State Street
Suite 1100
Boston, MA 02109

Dear Sirs:

         The undersigned, James A. Stroud, has the right to vote 4,458,673 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Capital Senior Living Corporation, a Delaware corporation (the "Company"). All terms used but not defined herein shall have the meanings assigned to such terms in that certain Agreement and Plan of Merger (the "Merger Agreement") of even date hereof, among Capital Senior Living Acquisition, LLC ("Merger Sub"), Capital Senior Living Trust I, ILM II Senior Living, Inc. and the Company.

         The undersigned agrees that he will, at any meeting of the stockholders of the Company, however called prior to termination on or before March 31, 2000 or in connection with any written consent of such stockholders (in lieu of any such meeting) vote (or cause to be voted) the Shares then held of record by the undersigned or which the undersigned has the right to vote in favor of the Merger (and the transactions contemplated thereby) and all other matters in connection therewith submitted to the holders of the Common Stock for adoption and approval.

         The undersigned hereby permits the Company and Merger Sub to publish and disclose in the Form S-4 (including therein the Company Proxy Statement and the CSLC Proxy Statement and all schedules and exhibits filed with the SEC in connection therewith) its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this letter agreement.

         This letter agreement and the covenants hereunder shall attach to and be coupled with an interest in the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                                            Sincerely,

                                            /s/ James A. Stroud
                                            -----------------------------------
                                            James A. Stroud




                                      2